UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 29, 2004

LINENS ’N THINGS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12381 (Commission File Number)	22-3463939 (I.R.S. Employer Identification Number)

6 Brighton Road, Clifton, New Jersey (Address of Principal Executive Offices)	07015 (Zip Code)

Registrant’s telephone number, including area code	(973) 778-1300

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

        Since 1999 the Company has had in effect a supplemental executive retirement program including a defined benefit supplemental executive retirement plan (“DB-SERP”) and a split dollar insurance arrangement. At present the Company’s Chairman and Chief Executive Officer, Norman Axelrod, is the sole participant, although one or more future participants could be added to the supplemental retirement program by future action of the Compensation Committee. The split dollar insurance program was intended to provide benefits together with benefits to be provided under the DB-SERP; however, as a result of changes to federal law, beginning in 2002 premium payments under the split dollar insurance policy have been prohibited, and the split dollar insurance policy has been frozen, with no new premium payments being made since the change in law in 2002.

        With the approval of the Board of Directors and the Compensation Committee of the Board of Directors, the Company is adding a defined contribution supplemental executive retirement plan (“DC-SERP”) to the existing supplemental retirement program, which together with the existing frozen split dollar insurance program and the existing DB-SERP, is intended to provide, in total currently projected benefits to the plan participant, an equivalent total expected payout as the DB-SERP and the split dollar insurance program would have provided if premium payments could have been continued under the split dollar insurance program. The benefits payable under the program to the plan participant, to the extent they are to be paid from the DC-SERP and DB-SERP, include a lump sum distribution feature.

        The DC-SERP is an additional non-qualified “defined contribution” supplemental executive retirement plan having the following characteristics:

        — The plan participant will have a vested interest in an account balance that is designed to deliver the benefits under this plan in order to meet the intended benefits;

        — In connection with this plan, the Company is obtaining life insurance contracts on the life of the participant, which together with other identified policies, are to be owned by the Company and all death proceeds are payable to the Company;

        — Under this defined contribution plan, changes in a participant’s account will be made equal to investment results in excess of the premiums paid on the life insurance policies;

        — The participant will at all times be a general unsecured creditor of the Company with respect to the benefits under this plan, and will not have any right or interest in any specific assets of the Company, including the life insurance policies;

        There is no assurance that the proceeds ultimately available to the Company from the insurance contracts, which at all times will be owned by the Company, will equal, or be available at the time the Company will be required to satisfy, the amounts including lump sum amount payable to the plan participant following termination of employment.

        A copy of the documents comprising the above program will be filed as an Exhibit upon completion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2004	LINENS ’N THINGS, INC. By: BRIAN D. SILVA —————————————— Name: Brian D. Silva Title: Senior Vice President, Human Resources, Administration and Corporate Secretary